NOTICE OF FULL REDEMPTION TO THE HOLDERS OF GERMAN AMERICAN BANCORP, INC. 4.50% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2029 (CUSIP Nos. 373865AD6; 373865AB0; and 373865AC8)* Redemption Date: December 30, 2025 NOTICE IS HEREBY GIVEN, pursuant to Section 10.04 of the Indenture, dated as of June 25, 2019 (the “Indenture”), between German American Bancorp, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), that the Company is electing to exercise its option to redeem, in whole, its 4.5% Fixed-to-Floating Rate Subordinated Notes Due 2029 (the “Notes”). The Company will redeem $40,000,000 in aggregate principal amount of the issued and outstanding Notes on December 30, 2025 (the “Redemption Date”). The redemption price for the Notes equals 100% of the $40,000,000 aggregate principal amount of the Notes being redeemed, plus the accrued and unpaid interest thereon through, but excluding, the Redemption Date (the “Redemption Price”). The Company has determined that the aggregate accrued interest on the Notes being redeemed that is payable on the Redemption Date will be approximately $702,025.57 (or approximately $17.5506 on each $1,000 principal amount of the Notes being redeemed). On the Redemption Date, the Redemption Payment will become due and payable to the holders of the Notes (the “Holders”). Interest on the $40,000,000 in aggregate principal amount of the issued and outstanding Notes being redeemed will cease to accrue on and after the Redemption Date. Unless the Company defaults in paying the Redemption Payment with respect to the Notes, the only remaining right of the Holders with respect to the Notes will be to receive payment of the Redemption Payment upon presentation and surrender of such Notes to the Trustee in its capacity as Paying Agent. Notes held in book-entry form will be redeemed and the Redemption Payment with respect to such Notes will be paid in accordance with the applicable procedures of The Depository Trust Company. Payment of the Redemption Payment to the Holders will be made upon presentation and surrender of the Notes in the following manner: If by Mail, Hand or Overnight Mail: U.S. Bank Trust Company, National Association Corporate Trust Services 111 Fillmore Avenue E. St. Paul, MN 55107 *The CUSIP number has been assigned to this issue by organizations not affiliated with the Company or the Trustee and is included solely for the convenience of the Holders. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to the correctness or accuracy of the same on the Notes or as indicated in this Notice of Redemption.

NOTICE Under U.S. federal income tax law, the Trustee or other withholding agent may be required to backup withhold at a rate of twenty-four percent (24%) on any gross payment to a holder (other than a corporation, financial institution, or holder that otherwise qualifies for an exemption) (i) who fails to provide a taxpayer identification number and other required certifications or (ii) with respect to whom the Internal Revenue Service notifies the Trustee or other withholding agent that such holder has failed to properly report certain interest and dividend income to the Internal Revenue Service and to respond to notices to that effect. To establish an exemption from backup withholding, a Holder will need to complete a Form W-9 or an appropriate Form W-8, as applicable, which should be furnished in connection with the presentment and surrender of the Notes called for redemption. Any amounts withheld under the backup withholding rules are not additional taxes and may be allowed as a refund or a credit against a holder’s U.S. federal income tax liability, if any, provided that such holder timely provides certain required information to the Internal Revenue Service. Holders should consult their tax advisors regarding the withholding and other tax consequences of the redemption. German American Bancorp, Inc. By: U.S. Bank Trust Company, National Association, as Trustee and Paying Agent Dated: November 18, 2025